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John W. Hlywak, Jr. (Investors)      Scott Soifer (Media & Physicians)
Senior Vice President & CFO          Vice President Marketing & Development
IntegraMed America, Inc.             IntegraMed America, Inc.
(914) 251-4143                       (914) 251-4186
email:  jhlywak@integramed.com       email:scott.soifer@integramed.com
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Web Address:  http://www.integramed.com
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                    IntegraMed(TM) Announces new Contract for
                          Seattle Reproductive Medicine

        Pacific Gynecology Specialists working with SRM for IVF Treatment

PURCHASE, NEW YORK, April 6, 2006 - IntegraMed America, Inc. (Nasdaq: INMD), the largest fertility-services company in the United States, today announced that Pacific Gynecology Specialists, a Seattle-based physician practice, has signed a contract providing for Seattle Reproductive Medicine (SRM) to be its preferred provider for Assisted Reproductive Technology (ART) healthcare services, which includes in vitro fertilization.

The agreement is effective April 15. Physicians at Pacific Gynecology will continue to treat their patients for all routine visits and initial ART care. But when IVF lab procedures and surgeries (egg retrievals from female patients) are required, they will now be performed at SRM's clinic and embryology lab in Seattle.

The agreement is expected to increase by about 20 percent the number of IVF cycles or treatments under SRM's care, reinforcing its position as the largest infertility practice in the Pacific Northwest.

"We approached SRM because of its superior reputation for clinical quality and customer service," said Dr. Jane Uhlir who is one of the main principals for Pacific Gynecology Specialists, along with Dr. Robert McIntosh. "We look forward to partnering with them to ensure our patients get the care they need and service to go with it."

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"We couldn't be more pleased," said Michael Soules, MD, Medical Director of SRM,
"we're excited to partner with physicians with the reputation of Pacific Gynecology. We believe our strength in quality outcomes, our state-of-the-art
IVF laboratory and our commitment to customer service will be a great match with their approach to care and service for their patients."

"This is another situation where IntegraMed's business model has made the difference," said Jay Higham, IntegraMed's President and CEO. "We worked with Dr. Soules and his fellow physicians to help them leave an academic setting and set up SRM as a private practice with room to grow. With their superior approach to care and service and our ability to build a cutting-edge lab for their IVF work, they have achieved a dominant position in the marketplace in two years. Adding Pacific Gynecology Specialists is further confirmation that our approach is working."

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                         About IntegraMed America, Inc.

IntegraMed America, Inc. provides business services to a national network of 26 fertility centers in 78 locations across the United States; distributes pharmaceutical products and treatment financing programs directly to consumers; and operates the Web site http://www.integramed.com, a leading fertility portal. The IntegraMed network includes nearly 150 physicians and Ph.D. scientists. Network membership is limited to one practice per metropolitan area, yet one of every five procedures in the U.S. is performed in an IntegraMed practice. IntegraMed provides more services to both consumers and medical providers in the fertility field than any other consortium.

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Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; the loss of significant business services contract(s); profitability at Reproductive Science Centers serviced by IntegraMed; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of April 6, 2006 and IntegraMed undertakes no duty to update this information.